Exhibit 99.1

]		NEWS RELEASE FOR IMMEDIATE RELEASE
	Contact:	Leigh E. Ginter Chief Financial Officer leigh.ginter@norcraftcompanies.com (651) 234-3315

NORCRAFT COMPANIES, L.P.

REPORTS THIRD QUARTER 2011 RESULTS

November 11, 2011 – Eagan, Minnesota – Norcraft Companies, L.P. (Norcraft) today reported financial results for the third quarter ended September 30, 2011.

FINANCIAL RESULTS

Third Quarter of Fiscal 2011 Compared with Third Quarter of Fiscal 2010

Net sales increased $1.8 million, or 2.7%, from $65.9 million for the third quarter of 2010 to $67.7 million for the same quarter of 2011. Income from operations decreased $0.5 million, or 0.7%, from $7.1 million for the third quarter of 2010 to $6.6 million for the same quarter of 2011. Net income decreased $2.4 million, from $1.7 million for the third quarter of 2010 to a loss of $0.7 million for the same quarter of 2011.

Adjusted EBITDA (a non-GAAP measure and defined in the attached table) was $9.9 million for the third quarter of 2011 compared to $10.8 million for the same quarter of 2010.

“Difficult economic conditions have persisted through 2011, and we expect them to continue into 2012. We remain confident that recovery and growth in the new home construction and home improvement markets will eventually present a tremendous opportunity. However, we must remain patient and continue our aggressive efforts to competitively introduce new products and sales programs while containing costs as the timing of any recovery remains uncertain,” commented President and CEO, Mark Buller.

CONFERENCE CALL

Norcraft has scheduled a conference call on Tuesday, November 15, 2011 at 10:00 a.m. Eastern Time. To participate, dial 888-419-5570 and use the pass code 40026363. A telephonic replay will be available by calling 888-286-8010 and using pass code 54154789.

GENERAL

Norcraft Companies is a leader in manufacturing, assembling and finishing kitchen and bathroom cabinetry in the U.S. We provide our customers with a single source for a broad range of high-quality cabinetry, including stock, semi-custom and custom cabinets manufactured in both framed and frameless, or full access, construction. We market our products through six main brands: Mid Continent Cabinetry, Norcraft Cabinetry, UltraCraft, StarMark Cabinetry, Fieldstone Cabinetry and Brookwood.

-Selected Financial Data Tables Follow-

Norcraft Companies, L.P.

Consolidated Balance Sheet

(dollar amounts in thousands)

	September 30, 2011 (unaudited)	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$29,975	$28,657
Trade accounts receivable, net	23,928	17,982
Inventories	18,729	17,363
Prepaid and other current assets	1,193	1,558

Total current assets	73,825	65,560

Property, plant and equipment, net	27,691	30,199
Other assets:
Goodwill	88,475	88,483
Intangible assets, net	79,522	76,379
Display cabinets, net	5,835	5,016
Other	587	754

Total other assets	174,419	170,632

Total assets	$275,935	$266,391

LIABILITIES AND MEMBER’S EQUITY
Current liabilities:
Accounts payable	$8,582	$7,678
Accrued expenses	20,704	16,200

Total current liabilities	29,286	23,878

Long-term debt	240,000	180,000
Unamortized premium (discount) on bonds payable	176	(2,414)
Other liabilities	169	153

Commitments and contingencies	—	—

Member’s equity	6,304	64,774

Total liabilities and member’s equity	$275,935	$266,391

Norcraft Companies, L.P.

Consolidated Statements of Operation

(dollar amounts in thousands)

(unaudited)

	Three Months Ended September 30,
	2011	2010
Net sales	$67,718	$65,937
Cost of sales	48,815	46,531

Gross profit	18,903	19,406

Selling, general and administrative expenses	12,313	12,278

Income from operations	6,590	7,128

Other expense:
Interest expense, net	6,451	5,026
Amortization of deferred financing costs	795	374
Other, net	51	18

Total other expense	7,297	5,418

Net income	$(707)	$1,710

	Nine Months Ended September 30,
	2011	2010
Net sales	$206,943	$201,877
Cost of sales	150,223	142,469

Gross profit	56,720	59,408

Selling, general and administrative expenses	38,143	38,468

Income from operations	18,577	20,940

Other expense:
Interest expense, net	17,106	15,077
Amortization of deferred financing costs	1,666	1,028
Other, net	103	91

Total other expense	18,875	16,196

Net income	$(298)	$4,744

Norcraft Companies, L.P.

Consolidated Statement of Cash Flows

(dollar amounts in thousands)

(unaudited)

	Nine Months Ended
	September 30,
	2011	2010
Cash flows from operating activities:
Net income	$(298)	$4,744
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property, plant and equipment	3,774	4,417
Amortization:
Customer relationships	3,350	3,351
Deferred financing costs	1,666	1,028
Display cabinets	2,888	3,210
Discount amortization/accreted interest	190	367
Provision for uncollectible accounts receivable	69	140
Provision for obsolete and excess inventories	32	77
Provision for warranty claims	2,284	2,058
Stock compensation expense	136	138
Loss (gain) on disposal of assets	—	(43)
Change in operating assets and liabilities:
Trade accounts receivable	(6,113)	(3,586)
Inventories	(1,444)	(3,010)
Prepaid expenses	369	648
Other assets	162	20
Accounts payable and accrued expenses	3,471	6,310

Net cash provided by operating activities	10,536	19,869

Cash flows from investing activities:
Proceeds from sale of property and equipment	6	47
Purchase of property, plant and equipment	(1,720)	(1,965)
Additions to display cabinets	(3,707)	(3,034)

Net cash used in investing activities	(5,421)	(4,952)

Cash flows from financing activities:
Borrowings on senior secured second lien notes payable	62,400	—
Payment of financing costs	(8,159)	(837)
Proceeds from issuance of member interests	89	125
Distributions to member	(58,015)	(1,104)

Net cash used in financing activities	(3,685)	(1,816)

Effect of exchange rates on cash and cash equivalents	(112)	2

Net increase in cash and cash equivalents	1,.318	13,103

Cash and cash equivalents, beginning of the period	28,657	16,731

Cash and cash equivalents, end of period	$29,975	$29,834

Supplemental disclosure of non-cash transactions:
Purchase of property, plant and equipment with consideration other than cash	$—	$201

Norcraft Companies, L.P.

Reconciliation of Net Income to Adjusted EBITDA

(dollar amounts in thousands)

EBITDA is net income before interest expense, income tax expense, depreciation and amortization. Adjusted EBITDA is EBITDA before the effect of a sales tax refund during the second quarter of 2010. We believe EBITDA and Adjusted EBITDA are useful to investors in evaluating our operating performance compared to that of other companies in our industry, as their calculation eliminates the effects of financing, income taxes and the accounting effects of capital spending, as these items may vary for different companies for reasons unrelated to overall operating performance. We also believe these financial metrics provide information relevant to investors regarding our ability to service and/or incur debt. Neither EBITDA nor Adjusted EBITDA is a presentation made in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). Accordingly, when analyzing our operating performance, investors should not consider EBITDA or Adjusted EBITDA in isolation or as substitutes for net income, cash flows from operating activities or other income statement or cash flow statement data prepared in accordance with U.S. GAAP. Our calculations of EBITDA and Adjusted EBITDA are not necessarily comparable to those of other similarly titled measures reported by other companies. The calculations of EBITDA and Adjusted EBITDA are shown below:

	Three Months Ended September 30,		Nine Months Ended September 30,			Twelve Months Ended September 30,
	2011	2010	2011	2010		2011
Net income	$(707)	$1,710	$(298)	$4,744	(1)	$(1,851)
Interest expense, net	6,451	5,026	17,106	15,077		22,120
Depreciation	1,217	1,497	3,774	4,417		5,077
Amortization of deferred financing costs	795	374	1,666	1,028		2,014
Amortization of customer relationships	1,116	1,117	3,350	3,351		4,466
Display cabinet amortization	926	1,019	2,888	3,210		3,820
State taxes	56	16	104	92		37

Non-GAAP EBITDA	$9,854	$10,759	$28,590	$31,919		$35,683

Sales tax refund	—	—	—	(1,010	) (1)	—

Non-GAAP Adjusted EBITDA	$9,854	$10,759	$28,590	$30,909		$35,683

1)	Net income during the nine months ended September 30, 2010 included a sales tax refund in the amount of $1.0 million which increased net income and correspondingly increased EBITDA, but the effect has been backed out for adjusted EBITDA.

FORWARD LOOKING STATEMENTS AND INFORMATION

Statements in this press release regarding activities, events or developments that management expects, believes or anticipates will or may occur in the future are forward looking statements. Forward looking statements may give management’s current expectations and projections relating to the financial condition, results of operations, plans, objectives, future performance and business of the company. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

These forward looking statements are based on management’s expectations and beliefs concerning future events affecting the company. They are subject to uncertainties and factors relating to the company’s operations and business environment, all of which are difficult to predict and many of which are beyond the company’s control. Although management believes that the expectations reflected in its forward looking statements are reasonable, management does not know whether its expectations will prove correct. They can be affected by inaccurate assumptions that management might make or by known or unknown risks and uncertainties. Many factors that could cause actual results to differ materially from these forward looking statements include, but are not limited to, the risks outlined under Part I, Item 1A, “Risk Factors,” in the Annual Report on Form 10-K filed by the company with the Securities and Exchange Commission.

Because of these factors, investors should not place undue reliance on any of these forward looking statements. Further, any forward looking statement speaks only as of the date on which it is made and except as required by law the company undertake no obligation to update any forward looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.